Exhibit (h)(20)(ii)

AMENDMENT TO PARTICIPATION AGREEMENT
THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of the 21st day of September, 2022, by and among PROTECTIVE LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Tennessee (the “Company”), acting herein for and on behalf of itself and on behalf of each segregated asset account set forth in Schedule A to the Participation Agreement between the parties (the “Separate Accounts”); PUTNAM VARIABLE TRUST (“Trust”), a Massachusetts business trust, and PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP (“Underwriter”, and together with the Trust, “Putnam”), a Massachusetts limited partnership.

RECITALS

WHEREAS, the Company and Putnam are parties to a certain Participation Agreement dated November 9, 2020 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement to update the separate accounts and policies listed in Schedule A; and,

WHEREAS, the parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1.
Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2.
Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

3.
Full Force and Effect.  Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE INSURANCE COMPANY, on behalf of itself and each Separate Account
By:__/s/ Steve Cramer

Name:__Steve Cramer

Title:_Chief Product Officer – Retirement Division_

PUTNAM VARIABLE TRUST

By:__/s/ Michael Higgins

Name:_Michael Higgins______________________
Title:__Treasurer of the Funds_________________

PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

By:__/s/ Mark Coneeny

Name:_Mark Coneeny________________________
Title:__Head of Relationship Management________

SCHEDULE A

SEPARATE ACCOUNTS

Separate Account	Contracts Funded by Separate Account
Protective COLI VUL Separate Account	Protective Executive Benefits Registered VUL
Protective COLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL
Protective BOLI PPVUL Separate Account	Protective Executive Benefits Private Placement VUL
Protective (PLICO) Variable Life Separate Account	Protective Investors Benefit Advisory VUL
Protective Variable Annuity Separate Account	Protective Aspirations Variable Annuity, Protective Investors Benefit Advisory Variable Annuity